Danimer Scientific Announces Second Quarter 2024 Results

--Additional Resin Orders to Support 20-Million Pound Cutlery Award –-

-- Company Forecasting Annualized PHA Revenues to More Than Triple by End of Q2 2025 --

-- Pro-Rata Warrant Dividend Transaction Provides Balance Sheet Deleveraging Opportunity --

BAINBRIDGE, GA – August 8, 2024 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, announced today financial results for its second quarter ended June 30, 2024.

Stephen E. Croskrey, Chief Executive Officer of Danimer, commented, “We completed the second quarter in line with our expectations considering the temporary impact of Starbucks’ reapportionment of their Nodax-based straw business between our converter partners. We believe these headwinds will continue into the third quarter, but at a lesser degree than experienced during the second quarter. It is important to reiterate that we have retained 100% of this business, and we remain on track to continue to grow our PHA business during 2024.”

Mr. Croskrey continued, “Our 20-million-pound cutlery award continues to progress. Our converter partners have received initial molds for testing, and some have purchased new injection molding equipment. To date, we have received four commercial orders, with one order having been delivered and the others expected to ship by the end of this month. We expect this award to reach full run rate in mid-2025."

Mr. Croskrey concluded, “Our recently completed pro-rata warrant dividend transaction has provided a potential new avenue to deleverage our balance sheet, strengthen our capital structure and maximize stockholder value. We are pleased that we have been able to retire $6.1 million of our 3.25% convertible notes as of the date of this release.”

Second Quarter 2024 Financial Highlights:

•
Revenues of $7.6 million in the second quarter of 2024 were down by $5.3 million compared to revenue of $12.9 million in the second quarter of 2023. PHA revenue of $5.9 million decreased by $2.5 million in the quarter as compared with the prior year quarter. This was primarily due to the reapportionment of Starbucks’ straw business which led to excess inventory in the channel with the Company’s converter partners. PLA revenue of $1.4 million decreased by $2.4 million quarter-over-quarter, primarily due to a loss of orders from customers affected by the conflict in Ukraine.
•
Gross profit of $(6.9) million was in line with $(6.6) million in the second quarter of 2023. Adjusted gross profit was $(1.8) million compared to $(1.6) million in the second quarter of 2023.
•
Adjusted EBITDA was $(9.9) million in the second quarter of 2024 which improved as compared to $(10.2) million in the second quarter of 2023.

Capital Structure

At June 30, 2024, the Company reported total debt outstanding of $393.9 million, which included approximately $45.7 million dollars of low-interest New Markets Tax Credit loans that the Company expects will be forgiven beginning in 2026.

As previously disclosed, on April 19, 2024, the Company entered into a $20 million asset-based lending agreement (ABL) revolving credit facility that is secured primarily by its accounts receivable and inventory, subject to borrowing base limitations. The Company had borrowed $5.2 million against this facility as of

June 30, 2024 and continues to explore additional avenues to manage its liquidity position and enable it to maintain strategic and operational flexibility as it executes its growth strategy.

On July 12, 2024, the Company distributed warrants to stockholders of record as of May 13, 2024, who received one warrant (“Dividend Warrant”) for each three shares of common stock. Holders of the Company’s 3.250% convertible senior notes and its pre-funded common stock purchase warrants as of the record date also received Dividend Warrants on a pass-through basis. For additional information on the Dividend Warrant, please see the FAQs on the Investor Relations section of the Company’s website at https://ir.danimerscientific.com/.

Outlook

The Company reported second quarter results that were consistent with its expectations including the impact of the reapportionment related to the Starbucks straw resin business. The Company anticipates that these headwinds will continue into the third quarter but with a much lower impact compared to the second quarter. As such, the Company is making the following adjustments to annual guidance:

•
Full-year Adjusted EBITDA is now expected to be in the range of $(30) million to $(35) million.
•
Full-year capital expenditures are anticipated to remain in the previously disclosed range of $8 million to $10 million, which will support existing commitments related to the Bainbridge greenfield facility, maintenance expenditures and other capital projects.
•
Year-end liquidity, which comprises unrestricted cash and projected availability under the revolving credit facility, will be in the range of $15 million to $20 million.

Additionally, the Company is now forecasting annualized PHA revenues to more than triple by the end of the second quarter of 2025, based solely on demand from existing customer relationships and their indicated volumes, including the aforementioned 20-million-pound cutlery award.

Webcast, Conference Call and 10-Q Filing

The Company will host a webcast and conference call today, Thursday August 8, 2024, at 4:30 p.m. Eastern time to review second quarter 2024 results, discuss recent events and conduct a question-and-answer session. The live webcast of the conference call can be accessed on the Investor Relations section of the Company’s website at https://ir.danimerscientific.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-800-717-1738 or 1-646-307-1865, respectively. Upon dialing in, please request to join the Danimer Scientific Second Quarter 2024 Earnings Conference Call. The archived webcast will be available for replay on the Company's website after the call.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 480 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit https://danimerscientific.com.

Forward‐Looking Statements

Please note that this press release may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include, without limitation, statements regarding expectations for the full year 2024 capital expenditures, Adjusted EBITDA and liquidity, and statements regarding expected PHA revenue growth, as well as statements regarding the exercise of Dividend Warrants using 3.250% convertible senior notes to pay the exercise price. Forward-looking statements are made based on expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. The Company cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; the outcomes of any litigation matters; the impact on our business, operations and financial results from the ongoing conflicts in Ukraine and the Middle East; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Investor Relations and Media

Blake Chamblee

Phone: 770-337-6570

ir@danimer.com

Danimer Scientific, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands, except share and per share data)	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$40,254	$59,170
Accounts receivable, net	10,928	15,227
Other receivables, net	580	652
Inventories, net	26,277	25,270
Prepaid expenses and other current assets	5,907	4,714
Contract assets, net	2,928	3,005
Total current assets	86,874	108,038

Property, plant and equipment, net	434,257	445,153
Intangible assets, net	76,415	77,790
Right-of-use assets	19,163	19,160
Leverage loans receivable	31,446	31,446
Restricted cash	14,167	14,334
Other assets	4,218	2,210
Total assets	$666,540	$698,131

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$2,880	$5,292
Accrued liabilities	4,781	4,726
Unearned revenue and contract liabilities	850	1,000
Current portion of lease liability	3,723	3,337
Current portion of long-term debt, net	6,976	1,368
Total current liabilities	19,210	15,723

Long-term lease liability, net	21,461	21,927
Long-term debt, net	386,910	381,436
Warrant liability	3,914	5
Other long-term liabilities	1,017	1,020
Total liabilities	$432,512	$420,111

Stockholders' equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized: 116,608,522 and 102,832,103 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	$12	$10
Additional paid-in capital	738,061	732,131
Accumulated deficit	(504,045)	(454,121)
Total stockholders’ equity	234,028	278,020
Total liabilities and stockholders’ equity	$666,540	$698,131

Danimer Scientific, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenue:
Products	$7,246	$12,174	$17,201	$23,270
Services	382	691	651	1,521
Total revenue	7,628	12,865	17,852	24,791

Costs and expenses:
Cost of revenue	14,531	19,433	31,066	37,642
Selling, general and administrative	6,752	16,844	13,621	35,543
Research and development	5,109	7,709	10,451	14,784
Loss on sale of assets	565	-	565	170
Total costs and expenses	26,957	43,986	55,703	88,139
Loss from operations	(19,329)	(31,121)	(37,851)	(63,348)
Nonoperating income (expense):
Gain (loss) on remeasurement of warrants	5,742	1,083	5,841	(33)
Interest, net	(9,072)	(9,162)	(17,910)	(12,548)
Loss on loan extinguishment	-	(102)	-	(102)
Total nonoperating expense:	(3,330)	(8,181)	(12,069)	(12,683)
Loss before income taxes	(22,659)	(39,302)	(49,920)	(76,031)
Income taxes	(2)	61	(4)	151
Net loss	$(22,661)	$(39,241)	$(49,924)	$(75,880)

Basic and diluted net loss per share	$(0.19)	$(0.38)	$(0.45)	$(0.74)

Weighted average shares outstanding	116,465,086	101,938,376	110,114,660	101,917,585

Danimer Scientific, Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(49,924)	$(75,880)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,969	14,752
(Gain) loss on remeasurement of warrants	(5,841)	33
Amortization of debt issuance costs	5,821	3,485
Stock-based compensation	1,169	27,974
Warrant issuance costs	867	-
Loss on disposal of assets	565	170
Accounts receivable reserves	437	(948)
Inventory reserves	(313)	464
Amortization of right-of-use assets and lease liability	(83)	(237)
Deferred income taxes	-	(155)
Other	-	1,046
Changes in operating assets and liabilities:
Accounts receivable	3,863	5,939
Other receivables	74	38
Inventories, net	(694)	2,383
Prepaid expenses and other current assets	(751)	1,130
Contract assets	(185)	(959)
Other assets	70	(120)
Accounts payable	(2,078)	(2,377)
Accrued liabilities	227	600
Other long-term liabilities	(4)	636
Unearned revenue and contract liabilities	(150)	875
Net cash used in operating activities	(31,961)	(21,151)
Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(3,770)	(23,041)
Net cash used in investing activities	(3,770)	(23,041)
Cash flows from financing activities:
Proceeds from issuance of common warrants, net of issuance costs	8,883	-
Proceeds from issuance of common stock, net of issuance costs	4,658	-
Proceeds from long-term debt	11,326	130,000
Principal payments on long-term debt	(7,227)	(11,744)
Cash paid for debt issuance costs	(1,095)	(33,295)
Proceeds from employee stock purchase plan	118	129
Employee taxes related to stock-based compensation	(15)	(61)
Net cash provided by financing activities	16,648	85,029
Net (decrease) increase in cash and cash equivalents and restricted cash	(19,083)	40,837
Cash and cash equivalents and restricted cash-beginning of period	73,504	64,401
Cash and cash equivalents and restricted cash-end of period	$54,421	$105,238

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted gross profit” and "Adjusted gross margin". Danimer management views these metrics as a useful way to look at the performance of its operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income or loss plus net interest expense, income taxes, depreciation and amortization, as adjusted to add back certain charges or gains that Danimer may record each period such as remeasurement of warrants, stock-based compensation expense, as well as non-recurring charges such as (i) asset disposal gains or losses as well as other significant gains or losses such as debt extinguishments and impairment of goodwill; (ii) legal settlements; or (iii) other discrete non-recurring items. Danimer believes these items are not considered an indicator of ongoing performance. Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. The measure is used as a supplement to GAAP results in evaluating certain aspects of Danimer’s business, as described below.

Adjusted gross profit is defined as gross profit plus depreciation, stock-based compensation and other nonrecurring items.

Adjusted gross margin is defined as adjusted gross profit divided by total revenue.

Danimer believes that each of Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin is useful to investors in evaluating the Company’s performance because each measure considers the performance of the Company’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges as outlined in the preceding paragraph. Danimer believes these non-GAAP metrics offer additional financial information that, when coupled with the GAAP results and the reconciliation to GAAP results, provides a more complete understanding of its results of operations and the factors and trends affecting its business.

Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin should not be considered as an alternative to net income or loss as an indicator of its performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although Danimer believes that Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may enhance an evaluation of its operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses, (i) other companies in Danimer’s industry may define Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin differently than Danimer does and, as a result, they may not be comparable to similarly titled measures used by other companies in its industry, and (ii) Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin exclude certain financial information that some may consider important in evaluating Danimer’s performance.

Danimer compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of Danimer’s operating results. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Danimer Scientific, Inc.

Reconciliation of Adjusted EBITDA to Net Loss (Unaudited)

	Three Months Ended June 30,
	2024	2023
(in thousands)
Net loss	$(22,661)	$(39,241)
Interest, net	9,072	9,162
Depreciation and amortization	7,438	7,173
(Gain) loss on remeasurement of warrants	(5,742)	(1,083)
Transaction and other related	807	-
Strategic reorganization and related	738	28
Litigation and other legal related	280	37
Stock-based compensation	199	13,666
Income taxes	2	(61)
Loss on extinguishment of debt	-	102
Adjusted EBITDA	$(9,867)	$(10,217)

Reconciliation of Adjusted Gross Profit to Gross Profit (Unaudited)

	Three Months Ended June 30,
	2024	2023
(in thousands)
Total revenue	$7,628	$12,865
Cost of revenue	14,531	19,433
Gross profit	(6,903)	(6,568)
Depreciation	5,105	4,934
Stock-based compensation	3	2
Adjusted gross profit	$(1,795)	$(1,632)

Adjusted gross margin	(23.5%)	(12.7%)